Exhibit 99.1

For Immediate Release Media Stacey Eisen (224) 212-2276 Investment Community Lynn McHugh (224) 212-2363

HOSPIRA APPOINTS TERRENCE C. KEARNEY TO NEWLY CREATED COO POSITION

LAKE FOREST, Ill., April 25, 2006 — Hospira, Inc. (NYSE: HSP), a leading global hospital products company, announced today the appointment of Terrence C. (Terry) Kearney, presently the company’s chief financial officer (CFO), to the newly created position of chief operating officer (COO), effective immediately. In his new role, Kearney will continue to report to Hospira’s chief executive officer, Christopher B. Begley, and will focus on the company’s day-to-day global operations. He will assume responsibility for Hospira’s commercial, scientific and operations functions, including manufacturing, quality and regulatory affairs. Kearney also will continue to serve as CFO until his successor is named. The company is currently evaluating both internal and external candidates for the position.

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

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“Backed by the solid advancement of our business strategies in our first two years as an independent company, and as we near the successful completion of our transition activities, it became clear that the creation of a COO role would be vital to Hospira’s continued growth and future success,” said Begley. “Terry’s strong operational, financial and leadership skills make him uniquely suited to drive the company’s day-to-day strategy and execution. His results-driven dedication to operational excellence will enable me to increase my focus on strategic issues supporting the long-term health of our business — ensuring we continue to deliver value to our employees, customers, shareholders and communities.”

Kearney’s distinguished career includes more than 25 years of broad healthcare experience, focusing on both the device and pharmaceutical sides of the industry and with expertise that spans domestic and international markets. During his career, Terry has gained extensive exposure to, and was directly involved with, numerous operating activities. For example, while successfully leading Hospira’s financial organization for the last two years, he also oversaw complex operational activities including the company’s enterprise-wide information technology/SAP integration and international transition. Prior to Hospira, Kearney most recently served as vice president and treasurer of Abbott Laboratories. He earned a bachelor’s degree in biology from the University of Illinois and holds a master’s degree in finance from the University of Denver.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care injectables, which help address the high cost of proprietary pharmaceuticals; integrated solutions for medication management and infusion therapy; and the leading U.S. injectable contract manufacturing business. Headquartered in Lake Forest, Ill., north of Chicago, Hospira has approximately 13,000 employees and 14 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s growth prospects and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks and uncertainties discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

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